Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-286141, 333-278357, 333-270998, 333-262734) on Form S-8 and the registration statement (No. 333-261923) on Form S-1 on Form S-3 of our report dated March 23, 2026, with respect to the consolidated financial statements of Planet Labs PBC and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

San Francisco, California
March 23, 2026